Exhibit (99)B

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial statements are based on the consolidated financial statements of Target, and are adjusted to give effect to the the events described in the Form 8-K to which this exhibit is attached as if those events occurred at an earlier date. As specified in Article 11 of Regulation S-X, the unaudited pro forma Consolidated Statements of Operations for fiscal years 2013, 2012 and 2011 and the nine months ended November 1, 2014 are adjusted to reflect such transactions as if they occurred on January 30, 2011. The unaudited pro forma Consolidated Statement of Financial Position is adjusted to reflect such events as if they occurred on November 1, 2014, the last day of the most recently filed period.

The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and, therefore, are not necessarily indicative of the operating results or financial position that might have been achieved had the events described in the Form 8-K to which this exhibit is attached occurred as of an earlier date, nor are they indicative of operating results and financial position that may occur in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in the Annual Report on Form 10-K for the fiscal year ended February 1, 2014 and the Quarterly Report on Form 10-Q for the quarter ended November 1, 2014.

Consolidated Pro Forma Statement of Financial Position

November 1, 2014
(millions) (unaudited)	Historical Target Consolidated	Pro Forma Adjustments	(a)	Pro Forma Target
Assets
Cash and cash equivalents	$780	$(62)		$718
Inventory	11,066	(603)		10,463
Other current assets	1,992	1,301	(b)	3,293
Total current assets	13,838	636		14,474
Property and equipment, net	30,886	(4,846)		26,040
Other noncurrent assets	1,737	(489)	(c)	1,248
Total assets	$46,461	$(4,699)		$41,762
Liabilities and shareholders’ investment
Accounts payable	$9,229	$(390)		$8,839
Accrued and other current liabilities	3,801	(45)	(d)	3,756
Current portion of long-term debt and other borrowings	495	(12)		483
Total current liabilities	13,525	(447)		13,078
Long-term debt and other borrowings	13,809	(1,186)		12,623
Deferred income taxes	1,279	—		1,279
Other noncurrent liabilities	1,475	295	(e)	1,770
Total noncurrent liabilities	16,563	(891)		15,672
Shareholders’ investment
Total shareholders’ investment	16,373	(3,361)	(f)	13,012
Total liabilities and shareholders’ investment	$46,461	$(4,699)		$41,762
(a) Adjustments to deconsolidate Target Canada at November 1, 2014.
(b) Includes estimated tax impact as a result of the deconsolidation.
(c) Includes the fair value of our loans receivable from Target Canada. Prior to deconsolidation, these loans were considered intercompany notes payable by Target Canada and were eliminated in consolidation. Subsequent to the deconsolidation, these amounts are recorded as balances with Target Canada (related party notes receivable) at an estimated fair value based on the retained interest determined by the recoverability of the carrying amount and whether the related party notes receivable are considered secured or unsecured. We have estimated a recovery rate based upon the estimated fair value of the net assets of Target Canada available for distribution in relation to the secured and unsecured claims in the CCAA filing.
(d) Includes a liability for Target's expected cash contribution into a trust for the benefit of the employees of Target Canada.
(e) Includes contingent liabilities retained by Target Corporation after the deconsolidation.
(f) The adjustment to retained earnings includes the impairment loss on our investment in Target Canada and the estimated tax impact as a result of the deconsolidation. The unaudited pro forma consolidated statements of operations do not include the estimated impairment loss on our investment or the estimated tax impact because of their non-recurring nature.

Consolidated Pro Forma Statements of Operations

Nine Months Ended November 1, 2014
(millions, except per share data) (unaudited)	Historical Target Consolidated	Pro Forma Adjustments	(a)	Pro Forma Target
Sales	$52,188	$(1,321)		$50,867
Cost of sales	36,787	(1,072)		35,715
Selling, general and administrative expenses	11,303	(685)	(b)	10,618
Depreciation and amortization	1,791	(207)		1,584
Earnings before interest expense and income taxes	2,307	643		2,950
Net interest expense	788	(57)		731
Earnings before income taxes	1,519	700		2,219
Provision for income taxes	515	202		717
Net earnings from continuing operations	$1,004	$498		$1,502
Basic earnings per share from continuing operations	$1.58	$0.78		$2.36
Diluted earnings per share from continuing operations	$1.57	$0.77		$2.35
Weighted average common shares outstanding
Basic	633.6	—		633.6
Dilutive impact of share-based awards	5.1	—		5.1
Diluted	638.7	—		638.7
Antidilutive shares	4.2	—		4.2

Year Ended February 1, 2014
(millions, except per share data) (unaudited)	Historical Target Consolidated	Pro Forma Adjustments	(a)	Pro Forma Target
Sales	$72,596	$(1,317)		$71,279
Cost of sales	51,160	(1,121)		50,039
Selling, general and administrative expenses	15,375	(910)		14,465
Depreciation and amortization	2,223	(227)		1,996
Gain on receivables transaction	(391)	—		(391)
Earnings before interest expense and income taxes	4,229	941		5,170
Net interest expense	1,126	(77)		1,049
Earnings before income taxes	3,103	1,018		4,121
Provision for income taxes	1,132	295		1,427
Net earnings from continuing operations	$1,971	$723		$2,694
Basic earnings per share from continuing operations	$3.10	$1.14		$4.24
Diluted earnings per share from continuing operations	$3.07	$1.13		$4.20
Weighted average common shares outstanding
Basic	635.1	—		635.1
Dilutive impact of share-based awards	6.7	—		6.7
Diluted	641.8	—		641.8
Antidilutive shares	2.3	—		2.3

Year Ended February 2, 2013
(millions, except per share data) (unaudited)	Historical Target Consolidated	Pro Forma Adjustments	(a)	Pro Forma Target
Sales	$71,960	$—		$71,960
Credit card revenues	1,341	—		1,341
Total revenues	73,301	—		73,301
Cost of sales	50,568	—		50,568
Selling, general and administrative expenses	14,914	(272)		14,642
Credit card expenses	467	—		467
Depreciation and amortization	2,142	(97)		2,045
Gain on receivables transaction	(161)	—		(161)
Earnings before interest expense and income taxes	5,371	369		5,740
Net interest expense	762	(78)		684
Earnings before income taxes	4,609	447		5,056
Provision for income taxes	1,610	132		1,742
Net earnings from continuing operations	$2,999	$315		$3,314
Basic earnings per share from continuing operations	$4.57	$0.48		$5.05
Diluted earnings per share from continuing operations	$4.52	$0.48		$5.00
Weighted average common shares outstanding
Basic	656.7	—		656.7
Dilutive impact of share-based awards	6.6	—		6.6
Diluted	663.3	—		663.3
Antidilutive shares	5.0	—		5.0

Year Ended January 28, 2012
(millions, except per share data) (unaudited)	Historical Target Consolidated	Pro Forma Adjustments	(a)	Pro Forma Target
Sales	$68,466	$—		$68,466
Credit card revenues	1,399	—		1,399
Total revenues	69,865	—		69,865
Cost of sales	47,860	—		47,860
Selling, general and administrative expenses	14,106	(74)		14,032
Credit card expenses	446	—		446
Depreciation and amortization	2,131	(48)		2,083
Earnings before interest expense and income taxes	5,322	122		5,444
Net interest expense	866	(44)		822
Earnings before income taxes	4,456	166		4,622
Provision for income taxes	1,527	47		1,574
Net earnings from continuing operations	$2,929	$119		$3,048
Basic earnings per share from continuing operations	$4.31	$0.18		$4.49
Diluted earnings per share from continuing operations	$4.28	$0.17		$4.46
Weighted average common shares outstanding
Basic	679.1	—		679.1
Dilutive impact of share-based awards	4.8	—		4.8
Diluted	683.9	—		683.9
Antidilutive shares	15.5	—		15.5
Note: Amounts may not foot due to rounding.
(a) Reflects the deconsolidation of Target Canada's statement of operations for the nine months ended November 1, 2014 and for the years ended February 1, 2014, February 2, 2013 and January 28, 2012.
(b) Includes the third quarter 2014 impairment of a Canadian operating store of $16 million recorded outside of the Canadian Segment which will not have a continuing effect on Target.